UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

DST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(I.R.S. Employer Identification No)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07   Submission of Matters to a Vote of Security Holders

              The Annual Meeting of Stockholders of DST Systems, Inc. (the "Company") was held on May 9, 2017. At the Annual Meeting, DST's stockholders voted on the following four proposals and cast their votes as described below.

(1) The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified:

Nominee	For	Withhold	Broker Non-Votes
Joseph C. Antonellis	25,039,143	976,510	2,393,373
Jerome H. Bailey	25,163,051	852,602	2,393,373
Lynn Dorsey Bleil	24,772,209	1,243,444	2,393,373
Gary D. Forsee	24,718,195	1,297,458	2,393,373
Stephen C. Hooley	24,858,089	1,157,564	2,393,373
(2) The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2017:

For	26,890,920
Against	1,453,013
Abstain	65,093

(3)  An advisory resolution to approve executive compensation, as described in the proxy materials. This proposal was approved.

For	24,680,714
Against	1,282,435
Abstain	52,504
Broker Non-Votes	2,393,373

(4)   An advisory resolution on the frequency of stockholder votes on executive compensation, as described in the proxy materials. A majority of stockholders voted for “Annual.”

Annual	22,124,873
2 Years	61,565
3 Years	3,775,700
Abstain	53,515
Broker Non-Votes	2,393,373

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 10th day of May, 2017.

DST Systems, Inc.

By:	Gregg Wm. Givens

Name:	Gregg Wm. Givens
Title:	Senior Vice President, Chief Financial Officer
and Treasurer